FOR IMMEDIATE RELEASE	October 26, 2023

MIDWESTONE FINANCIAL GROUP, INC. REPORTS
FINANCIAL RESULTS FOR THE
THIRD QUARTER OF 2023

Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported results for the third quarter of 2023.
Third Quarter 2023 Highlights1
•Net income of $9.1 million, or $0.58 per diluted common share, compared to net income of $7.6 million, or $0.48 per diluted common share, for the linked quarter.
•Annualized loan growth of 4.8%.
•Core deposits increased $83.2 million or 2%.
•Nonperforming assets ratio of 0.45%; net charge-off ratio was 0.04%.
•Efficiency ratio improved to 66.06%.
•Announced sale of Florida operations and acquisition of Denver Bankshares, Inc. ("Denver Bankshares") in strategic geographic repositioning.
Subsequent Events
•On October 24, 2023, the Board of Directors declared a cash dividend of $0.2425 per common share.
CEO COMMENTARY
Charles (Chip) Reeves, Chief Executive Officer of the Company, commented, “Despite the difficult interest rate environment, which continues to compress our net interest margin, we had another strong quarter of strategic plan execution, highlighted by the September announcement of the sale of our Florida operations, with the proceeds reinvested into the acquisition of Denver Bankshares. These two transactions align our geographic footprint with our Strategic Plan, while accelerating our Denver market growth by three to four years. We are confident in our ability to integrate this low-risk merger, while continuing our growth trajectory in the attractive Denver MSA. Also, in the third quarter of 2023, our Treasury Management initiatives and client acquisition strategies resulted in balanced loan and deposit growth, providing ample flexibility for future, selective loan growth. Asset quality metrics were affected by one senior living credit moving to non-accrual, however, charge-offs and 30-89 day past dues remain at historically low levels. We remain diligent as uncertain economic conditions begin to normalize asset quality migration.”

Mr. Reeves continued, “While we continue to invest for growth, we are also laser focused on improving our operational effectiveness. Expenses in the quarter were well-controlled and our cost savings initiative to reduce noninterest expense by 2.5% is well underway. To conclude, we've made substantial progress executing our strategic initiatives over the last two quarters, and while we have more to do, I could not be more pleased with our team and the execution of our strategic initiatives.”

1 Third Quarter Summary compares to the second quarter of 2023 (the "linked quarter") unless noted.

	As of or for the quarter ended			Nine Months Ended
(Dollars in thousands, except per share amounts and as noted)	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Financial Results
Revenue	$44,436	$45,708	$58,321	$126,174	$159,373
Credit loss expense	1,551	1,597	638	4,081	3,920
Noninterest expense	31,544	34,919	34,623	99,782	98,348
Net income	9,138	7,594	18,317	18,129	44,833
Per Common Share
Diluted earnings per share	$0.58	$0.48	$1.17	$1.15	$2.86
Book value	32.21	31.96	30.23	32.21	30.23
Tangible book value(1)	26.60	26.26	24.17	26.60	24.17
Balance Sheet & Credit Quality
Loans In millions	$4,066.0	$4,018.6	$3,746.3	$4,066.0	$3,746.3
Investment securities In millions	1,958.5	2,003.1	2,299.9	1,958.5	2,299.9
Deposits In millions	5,363.3	5,445.4	5,476.8	5,363.3	5,476.8
Net loan charge-offs In millions	0.5	0.9	0.6	1.7	3.1
Allowance for credit losses ratio	1.27%	1.25%	1.39%	1.27%	1.39%
Selected Ratios
Return on average assets	0.56%	0.47%	1.13%	0.37%	0.97%
Net interest margin, tax equivalent(1)	2.35%	2.52%	3.08%	2.54%	2.92%
Return on average equity	7.14%	6.03%	14.56%	4.81%	11.81%
Return on average tangible equity(1)	9.68%	8.50%	19.32%	7.03%	15.28%
Efficiency ratio(1)	66.06%	71.13%	53.67%	66.40%	56.70%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

REVENUE REVIEW

Revenue				Change	Change
				3Q23 vs	3Q23 vs
(Dollars in thousands)	3Q23	2Q23	3Q22	2Q23	3Q22
Net interest income	$34,575	$36,962	$45,733	(6)%	(24)%
Noninterest income	9,861	8,746	12,588	13%	(22)%
Total revenue, net of interest expense	$44,436	$45,708	$58,321	(3)%	(24)%

Total revenue for the third quarter of 2023 decreased $1.3 million from the second quarter of 2023 as a result of lower net interest income, partially offset by higher noninterest income. Compared to the third quarter of 2022, total revenue decreased $13.9 million due to lower net interest income and noninterest income.
Net interest income of $34.6 million for the third quarter of 2023 decreased $2.4 million from the second quarter of 2023 and $11.2 million from the third quarter of 2022 as a result of higher funding costs and volumes and lower interest earning asset volumes, partially offset by higher interest earning asset yields.
The Company's tax equivalent net interest margin was 2.35% in the third quarter of 2023 compared to 2.52% in the second quarter of 2023, as higher earning asset yields were more than offset by increased funding costs. The cost of interest bearing liabilities increased 35 basis points ("bps") to 2.33%, due to interest bearing deposit costs of 2.05%, short-term borrowing costs of 4.29%, and long-term debt costs of 6.78%, which increased 26 bps, 138 bps and 40 bps, respectively from the second quarter of 2023. Total interest earning assets yield increased 12 bps from the second quarter of 2023, as a result of an increase in loan and securities yields of 14 bps and 1 bp, respectively. Our cycle-to-date interest bearing deposit beta was 34%.
The tax equivalent net interest margin was 2.35% in the third quarter of 2023 compared to 3.08% in the third quarter of 2022, driven by higher funding costs and volumes, partially offset by higher interest earning asset yields. The cost of interest bearing liabilities increased 169 bps to 2.33%, due to interest bearing deposit costs of 2.05%, short-term borrowing costs of 4.29%, and long-term debt costs of 6.78%, which increased 159 bps, 295 bps and 208 bps, respectively from the third quarter of 2022. Total interest earning assets yield increased 67 bps from the third quarter of 2022, primarily as a result of an increase in loan and securities yields of 75 bps and 9 bps, respectively.

Noninterest Income				Change	Change
				3Q23 vs	3Q23 vs
(In thousands)	3Q23	2Q23	3Q22	2Q23	3Q22
Investment services and trust activities	$3,004	$3,119	$2,876	(4)%	4%
Service charges and fees	2,146	2,047	2,075	5%	3%
Card revenue	1,817	1,847	1,898	(2)%	(4)%
Loan revenue	1,462	909	1,722	61%	(15)%
Bank-owned life insurance	626	616	579	2%	8%
Investment securities gains (losses), net	79	(2)	(163)	n / m	(148)%
Other	727	210	3,601	246%	(80)%
Total noninterest income	$9,861	$8,746	$12,588	13%	(22)%

Results are not meaningful (n/m)
Noninterest income for the third quarter of 2023 increased $1.1 million from the linked quarter due primarily to a $0.6 million favorable change in loan revenue, coupled with a $0.5 million increase in other revenue. Loan revenue reflected a favorable quarter-over quarter change in the fair value of our mortgage servicing rights of $0.9 million, partially offset by a decrease in loan sale gains generated by our governmental lending business and a decrease in revenue in our mortgage origination business. Other revenue reflected an increase of $0.6 million in swap origination fee income. Noninterest income decreased $2.7 million from the third quarter of 2022, primarily due to the decline of $2.9 million in other revenue stemming from a one-time settlement recognized in the third quarter of 2022.

EXPENSE REVIEW

Noninterest Expense				Change	Change
				3Q23 vs	2Q23 vs
(In thousands)	3Q23	2Q23	3Q22	2Q23	3Q22
Compensation and employee benefits	$18,558	$20,386	$20,046	(9)%	(7)%
Occupancy expense of premises, net	2,405	2,574	2,577	(7)%	(7)%
Equipment	2,123	2,435	2,358	(13)%	(10)%
Legal and professional	1,678	1,682	2,012	—%	(17)%
Data processing	1,504	1,521	1,731	(1)%	(13)%
Marketing	782	1,142	1,139	(32)%	(31)%
Amortization of intangibles	1,460	1,594	1,789	(8)%	(18)%
FDIC insurance	783	862	415	(9)%	89%
Communications	206	260	302	(21)%	(32)%
Foreclosed assets, net	2	(6)	42	(133)%	(95)%
Other	2,043	2,469	2,212	(17)%	(8)%
Total noninterest expense	$31,544	$34,919	$34,623	(10)%	(9)%

Merger-related Expenses

(In thousands)	3Q23	2Q23	3Q22
Compensation and employee benefits	$—	$—	$132
Equipment	—	—	14
Legal and professional	11	—	193
Data processing	—	—	304
Marketing	—	—	90
Other	—	—	30
Total merger-related expenses	$11	$—	$763

Noninterest expense for the third quarter of 2023 decreased $3.4 million, or 9.7%, from the linked quarter with overall decreases in all noninterest expense categories except foreclosed assets, net. The decrease in compensation and employee benefits reflected a reduction of $1.1 million in severance expense, as well as a reduction of $1.1 million in medical insurance benefit expense, driven primarily by accrual adjustments. The $0.4 million decline in other noninterest expense was driven by various changes, including $0.2 million of executive relocation expense recognized in the linked quarter that did not recur and reduced loan expenses by $0.2 million. The $0.4 million decrease in marketing reflected a decline in advertising and sponsorships.

Noninterest expense for the third quarter of 2023 decreased $3.1 million, or 8.9%, from the third quarter of 2022, with overall decreases in all noninterest expense categories except FDIC insurance. These decreases primarily reflected a $1.8 million decline in employee benefits and incentives and commission expense, coupled with a $0.8 million decrease in merger-related expenses.
The Company's effective income tax rate increased to 19.4% in the third quarter of 2023 compared to 17.4% in the linked quarter. The higher effective income tax rate reflected an adjustment to the full-year 2023 estimated taxable income in the Company's annual effective tax rate calculation. The effective income tax rate for the full year 2023 is expected to be in the range of 18% - 20%.

BALANCE SHEET REVIEW
Total assets were $6.47 billion at September 30, 2023, compared to $6.52 billion at June 30, 2023 and $6.49 billion at September 30, 2022. The decrease from June 30, 2023 was driven by lower cash and securities balances, partially offset by higher loan balances. Compared to September 30, 2022, the decrease was due primarily to lower securities balances resulting from the balance sheet repositioning executed in the first quarter of 2023 as well as lower cash balances, partially offset by higher loan balances.

Loans Held for Investment	September 30, 2023		June 30, 2023		September 30, 2022
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(Dollars in thousands)
Commercial and industrial	$1,078,773	26.5%	$1,089,269	27.1%	$1,041,662	27.8%
Agricultural	111,950	2.8	106,148	2.6	116,229	3.1
Commercial real estate
Construction and development	331,868	8.2	313,836	7.8	276,941	7.4
Farmland	182,621	4.5	183,378	4.6	183,581	4.9
Multifamily	337,509	8.3	305,519	7.6	222,592	5.9
Other	1,324,019	32.5	1,331,886	33.1	1,226,983	32.8
Total commercial real estate	2,176,017	53.5	2,134,619	53.1	1,910,097	51.0
Residential real estate
One-to-four family first liens	456,771	11.2	448,096	11.2	446,373	11.9
One-to-four family junior liens	173,275	4.3	168,755	4.2	157,276	4.2
Total residential real estate	630,046	15.5	616,851	15.4	603,649	16.1
Consumer	69,183	1.7	71,762	1.8	74,652	2.0
Loans held for investment, net of unearned income	$4,065,969	100.0%	$4,018,649	100.0%	$3,746,289	100.0%

Total commitments to extend credit	$1,251,345		$1,296,719		$1,159,323
Loans held for investment, net of unearned income, increased $47.3 million, or 1.2%, to $4.07 billion from $4.02 billion at June 30, 2023. This increase was driven by new loan production in the third quarter of 2023.

Investment Securities	September 30, 2023		June 30, 2023		September 30, 2022
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Available for sale	$872,770	44.6%	$903,520	45.1%	$1,153,304	50.1%
Held to maturity	1,085,751	55.4%	1,099,569	54.9%	1,146,583	49.9%
Total investment securities	$1,958,521		$2,003,089		$2,299,887
Investment securities at September 30, 2023 were $1.96 billion, decreasing $44.6 million from June 30, 2023 and $341.4 million from September 30, 2022. The decrease from the second quarter of 2023 was due primarily to paydowns, calls, and maturities. The decrease from the third quarter of 2022 was due primarily to the balance sheet repositioning executed in the first quarter of 2023.

Deposits	September 30, 2023		June 30, 2023		September 30, 2022
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$924,213	17.2%	$897,923	16.5%	$1,139,694	20.8%
Interest checking deposits	1,334,481	24.9	1,397,276	25.7	1,705,289	31.2
Money market deposits	1,127,287	21.0	1,096,432	20.1	991,783	18.1
Savings deposits	619,805	11.6	585,967	10.8	700,843	12.8
Time deposits of $250 and under	703,646	13.1	648,586	11.9	537,616	9.8
Total core deposits	4,709,432	87.8	4,626,184	85.0	5,075,225	92.7
Brokered time deposits	220,063	4.1	365,623	6.7	—	—
Time deposits over $250	433,829	8.1	453,640	8.3	401,557	7.3
Total deposits	$5,363,324	100.0%	$5,445,447	100.0%	$5,476,782	100.0%

Total deposits declined $82.1 million, or 1.5%, to $5.36 billion from $5.45 billion at June 30, 2023. Brokered deposits decreased $145.6 million from $365.6 million at June 30, 2023. Core deposits increased $83.2 million from June 30, 2023.

Borrowed Funds	September 30, 2023		June 30, 2023		September 30, 2022
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Short-term borrowings	$373,956	75.0%	$362,054	74.2%	$304,536	66.4%
Long-term debt	124,526	25.0%	125,752	25.8%	154,190	33.6%
Total borrowed funds	$498,482		$487,806		$458,726

Total borrowed funds were $498.5 million at September 30, 2023 an increase of $10.7 million from June 30, 2023 and an increase of $39.8 million from September 30, 2022. The increase when compared to the linked quarter was due to increased Federal Home Loan Bank overnight borrowings, partially offset by a reduction in securities sold under agreements to repurchase. The increase when compared to September 30, 2022 was primarily due to Bank Term Funding Program borrowings of $225 million, as compared to no such borrowings in the prior year, partially offset by a reduction in securities sold under agreements to repurchase and Federal Home Loan Bank overnight borrowings.

Capital	September 30,	June 30,	September 30,
(Dollars in thousands)	2023 (1)	2023	2022
Total shareholders' equity	$505,411	$501,341	$472,229
Accumulated other comprehensive loss	(84,606)	(82,704)	(96,623)
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	8.58%	8.47%	8.24%
Common equity tier 1 capital to risk-weighted assets ratio	9.52%	9.36%	9.18%
Tier 1 capital to risk-weighted assets ratio	10.31%	10.15%	9.97%
Total capital to risk-weighted assets ratio	12.45%	12.26%	12.10%
MidWestOne Bank
Tier 1 leverage to average assets ratio	9.51%	9.42%	9.31%
Common equity tier 1 capital to risk-weighted assets ratio	11.43%	11.31%	11.26%
Tier 1 capital to risk-weighted assets ratio	11.43%	11.31%	11.26%
Total capital to risk-weighted assets ratio	12.36%	12.22%	12.17%
(1) Regulatory capital ratios for September 30, 2023 are preliminary
Total shareholders' equity at September 30, 2023 increased $4.1 million from June 30, 2023, driven by the benefit of third quarter net income, partially offset by an increase in accumulated other comprehensive loss and dividends paid during the third quarter of 2023.
Accumulated other comprehensive loss at September 30, 2023 increased $1.9 million compared to June 30, 2023, primarily due to a decrease in available for sale securities valuations. Accumulated other comprehensive loss decreased $12.0 million from September 30, 2022.
On October 24, 2023, the Board of Directors of the Company declared a cash dividend of $0.2425 per common share. The dividend is payable December 15, 2023, to shareholders of record at the close of business on December 1, 2023.
No common shares were repurchased by the Company during the period June 30, 2023 through September 30, 2023 or for the subsequent period through October 26, 2023. The current share repurchase program allows for the repurchase of up to $15.0 million of the Company's common shares.

CREDIT QUALITY REVIEW

Credit Quality	As of or For the Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2023	2023	2022
Credit loss expense related to loans	$1,651	$1,497	$338
Net charge-offs	451	897	588
Allowance for credit losses	51,600	50,400	52,100
Pass	$3,785,908	$3,769,309	$3,550,695
Special Mention / Watch	163,222	133,904	101,255
Classified	116,839	115,436	94,339
Loans greater than 30 days past due and accruing	$6,449	$6,201	$5,960
Nonperforming loans	$28,987	$14,448	$25,963
Nonperforming assets	28,987	14,448	26,066
Net charge-off ratio(1)	0.04%	0.09%	0.06%
Classified loans ratio(2)	2.87%	2.87%	2.52%
Nonperforming loans ratio(3)	0.71%	0.36%	0.69%
Nonperforming assets ratio(4)	0.45%	0.22%	0.40%
Allowance for credit losses ratio(5)	1.27%	1.25%	1.39%
Allowance for credit losses to nonaccrual loans ratio(6)	178.63%	355.03%	208.18%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
Compared to the linked quarter, nonperforming loans and assets ratios increased 35 bps and 23 bps, respectively, and when compared to the prior year increased 2 bps and 5 bps, respectively, to 0.71% and 0.45%, primarily due to the downgrade of a single commercial relationship.
As of September 30, 2023, the allowance for credit losses was $51.6 million, or 1.27% of loans held for investment, net of unearned income, compared with $50.4 million, or 1.25% of loans held for investment, net of unearned income, at June 30, 2023. Credit loss expense of $1.6 million in the third quarter of 2023 was primarily attributable to loan growth.

Nonperforming Loans Roll Forward	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at June 30, 2023	$14,196	$252	$14,448
Loans placed on nonaccrual or 90+ days past due & still accruing	16,394	140	16,534
Proceeds related to repayment or sale	(799)	(1)	(800)
Loans returned to accrual status or no longer past due	(298)	(252)	(550)
Charge-offs	(603)	(39)	(642)
Transfers to foreclosed assets	(3)	—	(3)
Balance at September 30, 2023	$28,887	$100	$28,987

CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, October 27, 2023. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=03182047&confId=56188. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-833-470-1428 using an access code of 146099 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until January 25, 2024 by calling 1-866-813-9403 and using the replay access code of 205972. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the risks of mergers or branch sales (including with Iowa First Bancshares Corp. and Denver Bankshares, Inc.), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (2) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of recent and potential additional increases in inflation and interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) changes in and uncertainty related to benchmark interest rates used to price loans and deposits; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, including the new 1.0% excise tax on stock buybacks by publicly traded companies and any changes in response to the recent failures of other banks; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (15) volatility of rate-sensitive deposits; (16) operational risks, including data processing system failures or fraud; (17) asset/liability matching risks and liquidity risks; (18) the costs, effects and outcomes of existing or future litigation; (19) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession; (20) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (21) war or terrorist activities, including the Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (22) the occurrence of fraudulent activity, breaches, or failures of our information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; (23) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; (24) effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our customers, employees and supply chain; (25) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits; (26) the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at other banks that resulted in failure of those institutions; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2023	2023	2023	2022	2022
ASSETS
Cash and due from banks	$71,015	$75,955	$63,945	$83,990	$77,513
Interest earning deposits in banks	3,773	68,603	5,273	2,445	1,001
Total cash and cash equivalents	74,788	144,558	69,218	86,435	78,514
Debt securities available for sale at fair value	872,770	903,520	954,074	1,153,547	1,153,304
Held to maturity securities at amortized cost	1,085,751	1,099,569	1,117,709	1,129,421	1,146,583
Total securities	1,958,521	2,003,089	2,071,783	2,282,968	2,299,887
Loans held for sale	2,528	2,821	2,553	612	2,320
Gross loans held for investment	4,078,060	4,031,377	3,932,900	3,854,791	3,761,664
Unearned income, net	(12,091)	(12,728)	(13,535)	(14,267)	(15,375)
Loans held for investment, net of unearned income	4,065,969	4,018,649	3,919,365	3,840,524	3,746,289
Allowance for credit losses	(51,600)	(50,400)	(49,800)	(49,200)	(52,100)
Total loans held for investment, net	4,014,369	3,968,249	3,869,565	3,791,324	3,694,189
Premises and equipment, net	85,589	85,831	86,208	87,125	87,732
Goodwill	62,477	62,477	62,477	62,477	62,477
Other intangible assets, net	25,510	26,969	28,563	30,315	32,086
Foreclosed assets, net	—	—	—	103	103
Other assets	244,036	227,495	219,585	236,517	233,753
Total assets	$6,467,818	$6,521,489	$6,409,952	$6,577,876	$6,491,061
LIABILITIES
Noninterest bearing deposits	$924,213	$897,923	$989,469	$1,053,450	$1,139,694
Interest bearing deposits	4,439,111	4,547,524	4,565,684	4,415,492	4,337,088
Total deposits	5,363,324	5,445,447	5,555,153	5,468,942	5,476,782
Short-term borrowings	373,956	362,054	143,981	391,873	304,536
Long-term debt	124,526	125,752	137,981	139,210	154,190
Other liabilities	100,601	86,895	72,187	85,058	83,324
Total liabilities	5,962,407	6,020,148	5,909,302	6,085,083	6,018,832
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	301,889	301,424	300,966	302,085	301,418
Retained earnings	295,862	290,548	286,767	289,289	276,998
Treasury stock	(24,315)	(24,508)	(24,779)	(26,115)	(26,145)
Accumulated other comprehensive loss	(84,606)	(82,704)	(78,885)	(89,047)	(96,623)
Total shareholders' equity	505,411	501,341	500,650	492,793	472,229
Total liabilities and shareholders' equity	$6,467,818	$6,521,489	$6,409,952	$6,577,876	$6,491,061

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER AND YEAR TO DATE CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(In thousands, except per share data)	2023	2023	2023	2022	2022	2023	2022
Interest income
Loans, including fees	$51,870	$49,726	$46,490	$43,769	$40,451	$148,086	$104,515
Taxable investment securities	9,526	9,734	10,444	10,685	10,635	29,704	28,334
Tax-exempt investment securities	1,802	1,822	2,127	2,303	2,326	5,751	7,076
Other	374	68	244	—	9	686	77
Total interest income	63,572	61,350	59,305	56,757	53,421	184,227	140,002
Interest expense
Deposits	23,128	20,117	15,319	9,127	5,035	58,564	11,118
Short-term borrowings	3,719	2,118	1,786	1,955	767	7,623	1,115
Long-term debt	2,150	2,153	2,124	2,111	1,886	6,427	4,975
Total interest expense	28,997	24,388	19,229	13,193	7,688	72,614	17,208
Net interest income	34,575	36,962	40,076	43,564	45,733	111,613	122,794
Credit loss expense	1,551	1,597	933	572	638	4,081	3,920
Net interest income after credit loss expense	33,024	35,365	39,143	42,992	45,095	107,532	118,874
Noninterest income (loss)
Investment services and trust activities	3,004	3,119	2,933	2,666	2,876	9,056	8,557
Service charges and fees	2,146	2,047	2,008	2,028	2,075	6,201	5,449
Card revenue	1,817	1,847	1,748	1,784	1,898	5,412	5,426
Loan revenue	1,462	909	1,420	966	1,722	3,791	9,538
Bank-owned life insurance	626	616	602	637	579	1,844	1,668
Investment securities (losses) gains, net	79	(2)	(13,170)	(1)	(163)	(13,093)	272
Other	727	210	413	2,860	3,601	1,350	5,669
Total noninterest income (loss)	9,861	8,746	(4,046)	10,940	12,588	14,561	36,579
Noninterest expense
Compensation and employee benefits	18,558	20,386	19,607	20,438	20,046	58,551	57,665
Occupancy expense of premises, net	2,405	2,574	2,746	2,663	2,577	7,725	7,609
Equipment	2,123	2,435	2,171	2,327	2,358	6,729	6,366
Legal and professional	1,678	1,682	1,736	1,846	2,012	5,096	6,800
Data processing	1,504	1,521	1,363	1,375	1,731	4,388	4,199
Marketing	782	1,142	986	947	1,139	2,910	3,325
Amortization of intangibles	1,460	1,594	1,752	1,770	1,789	4,806	4,299
FDIC insurance	783	862	749	405	415	2,394	1,255
Communications	206	260	261	285	302	727	840
Foreclosed assets, net	2	(6)	(28)	48	42	(32)	(66)
Other	2,043	2,469	1,976	2,336	2,212	6,488	6,056
Total noninterest expense	31,544	34,919	33,319	34,440	34,623	99,782	98,348
Income before income tax expense	11,341	9,192	1,778	19,492	23,060	22,311	57,105
Income tax expense	2,203	1,598	381	3,490	4,743	4,182	12,272
Net income	$9,138	$7,594	$1,397	$16,002	$18,317	$18,129	$44,833

Earnings per common share
Basic	$0.58	$0.48	$0.09	$1.02	$1.17	$1.16	$2.86
Diluted	$0.58	$0.48	$0.09	$1.02	$1.17	$1.15	$2.86
Weighted average basic common shares outstanding	15,689	15,680	15,650	15,624	15,623	15,673	15,658
Weighted average diluted common shares outstanding	15,711	15,689	15,691	15,693	15,654	15,696	15,686
Dividends paid per common share	$0.2425	$0.2425	$0.2425	$0.2375	$0.2375	$0.7275	$0.7125

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2023	2023	2022	2023	2022
Earnings:
Net interest income	$34,575	$36,962	$45,733	$111,613	$122,794
Noninterest income	9,861	8,746	12,588	14,561	36,579
Total revenue, net of interest expense	44,436	45,708	58,321	126,174	159,373
Credit loss expense	1,551	1,597	638	4,081	3,920
Noninterest expense	31,544	34,919	34,623	99,782	98,348
Income before income tax expense	11,341	9,192	23,060	22,311	57,105
Income tax expense	2,203	1,598	4,743	4,182	12,272
Net income	$9,138	$7,594	$18,317	$18,129	$44,833
Per Share Data:
Diluted earnings	$0.58	$0.48	$1.17	$1.15	$2.86
Book value	32.21	31.96	30.23	32.21	30.23
Tangible book value(1)	26.60	26.26	24.17	26.60	24.17
Ending Balance Sheet:
Total assets	$6,467,818	$6,521,489	$6,491,061	$6,467,818	$6,491,061
Loans held for investment, net of unearned income	4,065,969	4,018,649	3,746,289	4,065,969	3,746,289
Total securities	1,958,521	2,003,089	2,299,887	1,958,521	2,299,887
Total deposits	5,363,324	5,445,447	5,476,782	5,363,324	5,476,782
Short-term borrowings	373,956	362,054	304,536	373,956	304,536
Long-term debt	124,526	125,752	154,190	124,526	154,190
Total shareholders' equity	505,411	501,341	472,229	505,411	472,229
Average Balance Sheet:
Average total assets	$6,452,815	$6,465,810	$6,457,647	$6,480,636	$6,152,390
Average total loans	4,019,852	4,003,717	3,673,379	3,964,119	3,416,600
Average total deposits	5,379,871	5,454,517	5,507,482	5,459,749	5,246,183
Financial Ratios:
Return on average assets	0.56%	0.47%	1.13%	0.37%	0.97%
Return on average equity	7.14%	6.03%	14.56%	4.81%	11.81%
Return on average tangible equity(1)	9.68%	8.50%	19.32%	7.03%	15.28%
Efficiency ratio(1)	66.06%	71.13%	53.67%	66.40%	56.70%
Net interest margin, tax equivalent(1)	2.35%	2.52%	3.08%	2.54%	2.92%
Loans to deposits ratio	75.81%	73.80%	68.40%	75.81%	68.40%
Common equity ratio	7.81%	7.69%	7.28%	7.81%	7.28%
Tangible common equity ratio(1)	6.54%	6.40%	5.90%	6.54%	5.90%
Credit Risk Profile:
Total nonperforming loans	$28,987	$14,448	$25,963	$28,987	$25,963
Nonperforming loans ratio	0.71%	0.36%	0.69%	0.71%	0.69%
Total nonperforming assets	$28,987	$14,448	$26,066	$28,987	$26,066
Nonperforming assets ratio	0.45%	0.22%	0.40%	0.45%	0.40%
Net charge-offs	$451	$897	$588	$1,681	$3,091
Net charge-off ratio	0.04%	0.09%	0.06%	0.06%	0.12%
Allowance for credit losses	$51,600	$50,400	$52,100	$51,600	$52,100
Allowance for credit losses ratio	1.27%	1.25%	1.39%	1.27%	1.39%
Allowance for credit losses to nonaccrual ratio	178.63%	355.03%	208.18%	178.63%	208.18%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,019,852	$52,605	5.19%	$4,003,717	$50,439	5.05%	$3,673,379	$41,124	4.44%
Taxable investment securities	1,637,259	9,526	2.31%	1,698,003	9,734	2.30%	1,939,517	10,635	2.18%
Tax-exempt investment securities (2)(4)	341,330	2,234	2.60%	345,934	2,253	2.61%	431,898	2,922	2.68%
Total securities held for investment(2)	1,978,589	11,760	2.36%	2,043,937	11,987	2.35%	2,371,415	13,557	2.27%
Other	34,195	374	4.34%	9,078	68	3.00%	6,070	9	0.59%
Total interest earning assets(2)	$6,032,636	$64,739	4.26%	$6,056,732	$62,494	4.14%	$6,050,864	$54,690	3.59%
Other assets	420,179			409,078			406,783
Total assets	$6,452,815			$6,465,810			$6,457,647
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,354,597	$2,179	0.64%	$1,420,741	$1,971	0.56%	$1,725,000	$1,463	0.34%
Money market deposits	1,112,149	7,402	2.64%	999,436	5,299	2.13%	1,016,005	1,268	0.50%
Savings deposits	603,628	749	0.49%	603,905	288	0.19%	710,836	297	0.17%
Time deposits	1,403,504	12,798	3.62%	1,490,332	12,559	3.38%	913,307	2,007	0.87%
Total interest bearing deposits	4,473,878	23,128	2.05%	4,514,414	20,117	1.79%	4,365,148	5,035	0.46%
Securities sold under agreements to repurchase	66,020	85	0.51%	159,583	423	1.06%	144,628	228	0.63%
Other short-term borrowings	277,713	3,634	5.19%	132,495	1,695	5.13%	83,086	539	2.57%
Short-term borrowings	343,733	3,719	4.29%	292,078	2,118	2.91%	227,714	767	1.34%
Long-term debt	125,737	2,150	6.78%	135,329	2,153	6.38%	159,125	1,886	4.70%
Total borrowed funds	469,470	5,869	4.96%	427,407	4,271	4.01%	386,839	2,653	2.72%
Total interest bearing liabilities	$4,943,348	$28,997	2.33%	$4,941,821	$24,388	1.98%	$4,751,987	$7,688	0.64%
Noninterest bearing deposits	905,993			940,103			1,142,334
Other liabilities	95,408			78,898			64,063
Shareholders’ equity	508,066			504,988			499,263
Total liabilities and shareholders’ equity	$6,452,815			$6,465,810			$6,457,647
Net interest income(2)		$35,742			$38,106			$47,002
Net interest spread(2)			1.93%			2.16%			2.95%
Net interest margin(2)			2.35%			2.52%			3.08%

Total deposits(5)	$5,379,871	$23,128	1.71%	$5,454,517	$20,117	1.48%	$5,507,482	$5,035	0.36%
Cost of funds(6)			1.97%			1.66%			0.52%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $141 thousand, $79 thousand, and $35 thousand for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively. Loan purchase discount accretion was $791 thousand, $1.0 million, and $2.0 million for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively. Tax equivalent adjustments were $735 thousand, $713 thousand, and $673 thousand for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $432 thousand, $431 thousand, and $596 thousand for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Nine Months Ended
	September 30, 2023			September 30, 2022
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,964,119	$150,250	5.07%	$3,416,600	$106,297	4.16%
Taxable investment securities	1,714,912	29,704	2.32%	1,899,907	28,334	1.99%
Tax-exempt investment securities (2)(4)	361,254	7,136	2.64%	440,542	8,895	2.70%
Total securities held for investment(2)	2,076,166	36,840	2.37%	2,340,449	37,229	2.13%
Other	22,741	686	4.03%	25,972	77	0.40%
Total interest earning assets(2)	$6,063,026	$187,776	4.14%	$5,783,021	$143,603	3.32%
Other assets	417,610			369,369
Total assets	$6,480,636			$6,152,390
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,429,804	$5,999	0.56%	$1,642,849	$3,713	0.30%
Money market deposits	1,014,708	15,970	2.10%	991,338	2,338	0.32%
Savings deposits	620,011	1,309	0.28%	671,917	863	0.17%
Time deposits	1,437,122	35,286	3.28%	877,923	4,204	0.64%
Total interest bearing deposits	4,501,645	58,564	1.74%	4,184,027	11,118	0.36%
Securities sold under agreements to repurchase	123,512	958	1.04%	152,663	435	0.38%
Other short-term borrowings	174,448	6,665	5.11%	42,952	680	2.12%
Short-term borrowings	297,960	7,623	3.42%	195,615	1,115	0.76%
Long-term debt	133,375	6,427	6.44%	148,053	4,975	4.49%
Total borrowed funds	431,335	14,050	4.36%	343,668	6,090	2.37%
Total interest bearing liabilities	$4,932,980	$72,614	1.97%	$4,527,695	$17,208	0.51%
Noninterest bearing deposits	958,104			1,062,156
Other liabilities	85,650			54,775
Shareholders’ equity	503,902			507,764
Total liabilities and shareholders’ equity	$6,480,636			$6,152,390
Net interest income(2)		$115,162			$126,395
Net interest spread(2)			2.17%			2.81%
Net interest margin(2)			2.54%			2.92%

Total deposits(5)	$5,459,749	$58,564	1.43%	$5,246,183	$11,118	0.28%
Cost of funds(6)			1.65%			0.41%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $315 thousand and $678 thousand for the nine months ended September 30, 2023 and September 30, 2022, respectively. Loan purchase discount accretion was $3.0 million and $3.3 million for the nine months ended September 30, 2023 and September 30, 2022, respectively. Tax equivalent adjustments were $2.2 million and $1.8 million for the nine months ended September 30, 2023 and September 30, 2022, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.4 million and $1.8 million for the nine months ended September 30, 2023 and September 30, 2022, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, and adjusted earnings. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2023	2022	2022
Total shareholders’ equity	$505,411	$501,341	$500,650	$492,793	$472,229
Intangible assets, net	(87,987)	(89,446)	(91,040)	(92,792)	(94,563)
Tangible common equity	$417,424	$411,895	$409,610	$400,001	$377,666

Total assets	$6,467,818	$6,521,489	$6,409,952	$6,577,876	$6,491,061
Intangible assets, net	(87,987)	(89,446)	(91,040)	(92,792)	(94,563)
Tangible assets	$6,379,831	$6,432,043	$6,318,912	$6,485,084	$6,396,498

Book value per share	$32.21	$31.96	$31.94	$31.54	$30.23
Tangible book value per share(1)	$26.60	$26.26	$26.13	$25.60	$24.17
Shares outstanding	15,691,738	15,685,123	15,675,325	15,623,977	15,622,825

Common equity ratio	7.81%	7.69%	7.81%	7.49%	7.28%
Tangible common equity ratio(2)	6.54%	6.40%	6.48%	6.17%	5.90%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Nine Months Ended
Return on Average Tangible Equity	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2023	2023	2022	2023	2022
Net income	$9,138	$7,594	$18,317	$18,129	$44,833
Intangible amortization, net of tax(1)	1,095	1,196	1,342	3,605	3,224
Tangible net income	$10,233	$8,790	$19,659	$21,734	$48,057

Average shareholders’ equity	$508,066	$504,988	$499,263	$503,902	$507,764
Average intangible assets, net	(88,699)	(90,258)	(95,499)	(90,308)	(87,318)
Average tangible equity	$419,367	$414,730	$403,764	$413,594	$420,446

Return on average equity	7.14%	6.03%	14.56%	4.81%	11.81%
Return on average tangible equity(2)	9.68%	8.50%	19.32%	7.03%	15.28%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2023	2023	2022	2023	2022
Net interest income	$34,575	$36,962	$45,733	$111,613	$122,794
Tax equivalent adjustments:
Loans(1)	735	713	673	2,164	1,782
Securities(1)	432	431	596	1,385	1,819
Net interest income, tax equivalent	$35,742	$38,106	$47,002	$115,162	$126,395
Loan purchase discount accretion	(791)	(984)	(2,015)	(2,964)	(3,275)
Core net interest income	$34,951	$37,122	$44,987	$112,198	$123,120

Net interest margin	2.27%	2.45%	3.00%	2.46%	2.84%
Net interest margin, tax equivalent(2)	2.35%	2.52%	3.08%	2.54%	2.92%
Core net interest margin(3)	2.30%	2.46%	2.95%	2.47%	2.85%
Average interest earning assets	$6,032,636	$6,056,732	$6,050,864	$6,063,026	$5,783,021
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Nine Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2023	2023	2022	2023	2022
Loan interest income, including fees	$51,870	$49,726	$40,451	$148,086	$104,515
Tax equivalent adjustment(1)	735	713	673	2,164	1,782
Tax equivalent loan interest income	$52,605	$50,439	$41,124	$150,250	$106,297
Loan purchase discount accretion	(791)	(984)	(2,015)	(2,964)	(3,275)
Core loan interest income	$51,814	$49,455	$39,109	$147,286	$103,022

Yield on loans	5.12%	4.98%	4.37%	4.99%	4.09%
Yield on loans, tax equivalent(2)	5.19%	5.05%	4.44%	5.07%	4.16%
Core yield on loans(3)	5.11%	4.95%	4.22%	4.97%	4.03%
Average loans	$4,019,852	$4,003,717	$3,673,379	$3,964,119	$3,416,600
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Nine Months Ended
Efficiency Ratio	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2023	2023	2022	2023	2022
Total noninterest expense	$31,544	$34,919	$34,623	$99,782	$98,348
Amortization of intangibles	(1,460)	(1,594)	(1,789)	(4,806)	(4,299)
Merger-related expenses	(11)	—	(763)	(147)	(1,792)
Noninterest expense used for efficiency ratio	$30,073	$33,325	$32,071	$94,829	$92,257

Net interest income, tax equivalent(1)	$35,742	$38,106	$47,002	$115,162	$126,395
Plus: Noninterest income	9,861	8,746	12,588	14,561	36,579
Less: Investment securities (losses) gains, net	79	(2)	(163)	(13,093)	272
Net revenues used for efficiency ratio	$45,524	$46,854	$59,753	$142,816	$162,702

Efficiency ratio (2)	66.06%	71.13%	53.67%	66.40%	56.70%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

	Three Months Ended			Nine Months Ended
Adjusted Earnings	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Net income	$9,138	$7,594	$18,317	$18,129	$44,833
After tax loss on sale of debt securities(1)	—	—	125	9,837	—
Adjusted earnings	$9,138	$7,594	$18,442	$27,966	$44,833

Weighted average diluted common shares outstanding	15,711	15,689	15,654	15,696	15,686

Earnings per common share
Earnings per common share - diluted	$0.58	$0.48	$1.17	$1.15	$2.86
Adjusted earnings per common share - diluted (2)	$0.58	$0.48	$1.18	$1.78	$2.86
(1) The income tax rate utilized was 25.3%.
(2) Adjusted earnings divided by weighted average diluted common shares outstanding.

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800